STOCK OPTION AGREEMENT

         AGREEMENT, made as of February 2, 2000, by and between PRE-CELL SOLUTIONS, INC., a Colorado corporation (the "Company"), and TOBIN & REYES, P.A., a Florida professional association ("T&R").

         WHEREAS, on February 2, 2000 (the "Grant Date"), the Board of Directors authorized the grant to T&R an option (the "Option") to purchase an aggregate of 100,000 shares of the authorized but unissued common stock of the Company, $.01 par value ("Common Stock"), conditioned upon T&R's acceptance thereof upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the T&R desires to acquire the Option on the terms and conditions set forth in this Agreement;

         IT IS AGREED:

         1. Grant of Stock Option. The Company hereby grants to T&R the right and option ("Option") to purchase all or any part of an aggregate of 100,000 shares of Common Stock ("Option Shares") on the terms and conditions set forth herein. The Option represented hereby is a non-qualified stock option not intended to qualify under any section of the Internal Revenue Code of 1986, as amended, and is not granted under any plan.

         2. Exercise Price. The exercise price ("Exercise Price") of the Option shall be $0.44 per share.

         3. Exercisability. This Option is immediately exercisable and shall remain exercisable for a period of five years from the date of this Agreement (the "Exercise Period").

         4. Adjustments. In the event of any change in the number of outstanding shares of Common Stock of the Company occurring as the result of a stock split, reverse stock split or stock dividend on the Common Stock, after the Grant Date, the Company shall proportionately adjust the number of Option Shares and the Exercise Price of the Option. Any right to acquire a fractional Option Share resulting from adjustments will be rounded to the nearest whole Option Share. If the Company shall be the surviving corporation in any merger, combination or consolidation, this Option shall pertain and apply to the Option Shares to which T&R is entitled hereunder, without adjustment. In the event of a change in the par value of the shares of Common Stock which are subject to this Option, this Option will be deemed to pertain to the shares resulting from any such change. To the extent that the foregoing adjustments relate to Common Stock, the adjustments will be made by the Board of Directors whose determination will be final, binding and conclusive.

         5. Method of Exercise.

                  5.1 Notice to the Company. The Option may be exercised in whole or in part by written notice in the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

                  5.2 Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to T&R as soon as practicable after payment therefor.

                  5.3 Payment of Purchase Price.

                           5.3.1 Cash  Payment.  T&R shall make cash payments by
wire transfer, certified or bank check or company check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

                           5.3.2 Stock Payment.  The Board of Directors,  in its
sole discretion, may allow T&R to use Common Stock of the Company owned by it to make any required payments by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of "recapture" under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or
(iii) such transfer could create legal difficulties for the Company.

         6.   Nonassignability.   The  Option   shall  not  be   assignable   or
transferable, except with the written consent of the Company.

         7. Company Representations. The Company hereby represents and warrants to T&R that:

                           (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

                           (ii) the Option Shares, when issued and delivered by the Company to T&R in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

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

         8. T&R Representations. T&R hereby represents and warrants to the Company that:

                           (i) it is acquiring the Option and shall acquire the Option Shares for its own account and not with a view towards the distribution thereof;

                           (ii) its representatives have received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last 24 months and all reports issued by the Company to its stockholders;

                           (iii) it understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

                           (iv) its representatives have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

                           (v) its representatives are aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

                           (vi) if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legend:

                  "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

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

         9. Restriction on Transfer of Option Shares.

                  9.1 Anything in this Agreement to the contrary notwithstanding, T&R hereby agrees that it shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by it without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) T&R has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

         10. Miscellaneous.

                  10.1 Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally, transmitted by electronic means or sent by a nationally recognized next-day courier to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or transmitted as provided herein.

                  10.2 T&R and Stockholder Rights. T&R shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

                  10.3 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                  10.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by T&R and the Company.

                  10.5 Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

                  10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without regard to choice of law provisions).

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

                  10.7 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above:

PRE-CELL SOLUTIONS, INC.                  Address: 255 East Drive, Suite C
                                                   Melbourne, Florida 33326



By: /s/ Thomas E. Biddix
   -----------------------------
   Chief Executive Offier


TOBIN & REYES, P.A.                      Address: 7251 West Palmetto Park Road
                                                  Suite 205
                                                  Boca Raton, Florida 33433
By: /s/ David Tobin
   -------------------------
Printed name: David Tobin
Title: Partner

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

                                                             EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION




--------------------
         DATE

PRE-CELL SOLUTIONS, INC.
255 East Drive, Suite C
Melbourne, Florida 33326
Attention:  Stock Option Committee of the Board of Directors

                  Re: Purchase of Option Shares

Gentlemen:

         In accordance with my Stock Option Agreement dated as of December 1, 1998 with Pre-Cell solutions, Inc. (the "Company"), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company's common stock, par value $.01 per share ("Common Stock").

         As payment for my shares, enclosed is (check and complete applicable box[es]):

                  " a [personal check] [certified check] [bank check] payable to the order of "Global Telecommunication Solutions, Inc." in the sum of $_________;

                  "   confirmation   of  wire   transfer   in  the   amount   of
                  $_____________; and/or

                  "  with  the  consent  of  the  Company,   a  certificate  for
                  __________ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a fair market value of $---------.

         I hereby represent and warrant to, and agree with, the Company that:

                           (i) I have acquired the Option and shall acquire the Option Shares for my own account, for investment, and not with a view towards the distribution thereof;

                           (ii) I have received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

                           (iii) I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

                           (iv) I agree that I will not sell, transfer by any means or otherwise dispose of the Option Shares acquired by me hereby except in accordance with Company's policy, if any, regarding the sale and disposition of securities owned by T&Rs and/or directors of the Company;

                           (v) in my position with the Company, I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

                           (vi) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

                           (vii) if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legend:

                  "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

         Kindly forward to me my certificate at your earliest convenience.

Very truly yours,


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(Signature)                              (Address)

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(Print Name)

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(Federal Tax Identification Number)